Exhibit 99.1

For Immediate Release Contact: Scott Drill, President and CEO (763) 392-6200; (800) 874-4648

Insignia Systems, Inc. Reports Third Quarter Net Income of $932,000

on POPS Revenue of $7,858,000

MINNEAPOLIS – October 27, 2010 – Insignia Systems, Inc. (Nasdaq: ISIG) today reported net sales of $8,517,000 for the third quarter ended September 30, 2010, an increase of 7.2%, compared to net sales of $7,944,000 for the third quarter of 2009.  The net income for the third quarter of 2010 was $932,000 or $0.06 per basic share ($0.05 per diluted share), compared to $986,000, or $0.07 per basic share ($0.06 per diluted share), for the third quarter of 2009. Insignia Point-of-Purchase Services® (POPS) revenue for the third quarter of 2010 was $7,858,000, an increase of 5.0%, compared to third quarter 2009 POPS revenue of $7,485,000.

For the nine months ended September 30, 2010, net sales were $22,726,000, an increase of 14.2%, compared to net sales of $19,903,000 for the first nine months of 2009.  The net income for the first nine months of 2010 was $1,151,000 or $0.07 per basic and diluted share, compared to $2,413,000, or $0.16 per basic share ($0.15 per diluted share) for the first nine months of 2009. In last year’s first quarter, we received a one-time insurance settlement of $1,387,000. Insignia POPS revenue for the first nine months of 2010 was $20,557,000, an increase of 11.7%, compared to POPS revenue of $18,401,000 for the first nine months of 2009.

CEO Scott Drill commented, “We are pleased with both the sequential and year-to-year improvement in POPS third quarter revenue. Subsequent to our second quarter earnings release on July 28, 2010, we were able to write approximately $1,050,000 in additional POPS business for execution in the third quarter. Unfortunately business in the current quarter is somewhat soft. We have approximately $5,700,000 of POPS customer orders for the 4th quarter with four weeks of selling time left. Cash, cash equivalents and short-term investments at September 30, 2010, were $12,557,000, compared to $11,649,000 at June 30, 2010.”

Drill continued, “On the legal front, we are now scheduled to start our trial with News America Marketing In-Store, Inc. (NAM) on January 3, 2011. We received a revised scheduling order last Friday due to a conflict in the Judge’s schedule. The new date actually might be preferable in that there will now be continuity in the trial without the break that there would have been for the holidays.  We continue to be optimistic about our prospects. As mentioned in previous releases, the Summary Judgment ruling on September 30, 2009, was significant in that the Court awarded judgment to Insignia and to me personally on all of NAM’s counterclaims. The Court also denied NAM’s Motion for Summary Judgment on Insignia’s claims against NAM, except that it granted NAM’s Motion on the sole issue of whether NAM possessed market power over retailers. By denying NAM’s Motion, the Court set the stage for trial on our antitrust and unfair-competition claims, which include violations of the Sherman and Clayton Antitrust Acts, the Lanham Act, and those statutes’ counterparts in Minnesota state law. Third quarter 2010 legal expense was $288,000 versus $566,000 in the second quarter.”

– more –

October 27, 2010	Insignia Systems, Inc. Reports Third Quarter Results	Page 2

Non-GAAP versus GAAP Financial Statements

To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance. These non-GAAP measures include:

  net income before insurance settlement proceeds; and
  net income before both insurance settlement proceeds and News America related legal fee expense

The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.

These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income	$932,000	$986,000	$1,151,000	$2,413,000
Adjustment:
Insurance settlement proceeds	––	––	––	(1,387,000)
Non-GAAP net income before insurance settlement proceeds	932,000	986,000	1,151,000	1,026,000
Adjustment:
News America related legal expense	261,000	233,000	1,188,000	1,254,000
Non-GAAP net income before insurance settlement proceeds and News America related legal expense	$1,193,000	$1,219,000	$2,339,000	$2,280,000

– more –

October 27, 2010	Insignia Systems, Inc. Reports Third Quarter Results	Page 3

Conference Call

The Company will host a conference call today, October 27, at 4:00 p.m. Central Time. To access the live call, dial 877-268-1608. The conference code is 16969172. Please be sure to dial in about 5-10 minutes prior to the scheduled start time. Audio replay will be available approximately three hours after the call for 10 days. To access the replay, dial 800-642-1687 and reference the passcode 16969172.

Insignia Systems, Inc. is an innovative developer and marketer of in-store advertising products, programs and services to retailers and consumer goods manufacturers. Through its Point-Of-Purchase Services (POPS) business, Insignia is contracted with 11,500 chain retail supermarkets stores, including Kroger, ShopRite and SUPERVALU. Through the nationwide POPS network, over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Kraft, Nestlé, Ocean Spray, Reckitt Benckiser, Schwan’s Bakery and Tyson Foods, have taken their brand messages to the point-of-purchase. For additional information, contact (888) 474-7677, or visit the Insignia website at www.insigniasystems.com.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements. The Company’s actual results could differ materially from these forward-looking statements as a result of a number of factors, including risks and uncertainties as described in the Company’s SEC Form 10-K for the year ended December 31, 2009 and other recent filings with the Securities and Exchange Commission. The Company wishes to caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

– more –

October 27, 2010	Insignia Systems, Inc. Reports Third Quarter Results	Page 4

Insignia Systems, Inc.

Statements Of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net Sales	$8,517,000	$7,944,000	$22,726,000	$19,903,000
Cost of Sales	4,042,000	3,812,000	10,976,000	9,523,000
Gross Profit	4,475,000	4,132,000	11,750,000	10,380,000
Operating Expenses:
Selling	1,968,000	1,776,000	5,379,000	4,794,000
Marketing	429,000	391,000	1,235,000	1,125,000
General & Administrative	1,146,000	973,000	4,001,000	3,442,000
General & Administrative (Insurance settlement proceeds)	––	––	––	(1,387,000)
Operating Expense	3,543,000	3,140,000	10,615,000	7,974,000

Operating Income	932,000	992,000	1,135,000	2,406,000
Other Income, net	––	20,000	16,000	69,000

Income Before Taxes	932,000	1,012,000	1,151,000	2,475,000
Income Tax Expense	––	26,000	––	62,000

Net Income	$932,000	$986,000	$1,151,000	$2,413,000

Net Income Per Share
Basic	$0.06	$0.07	$0.07	$0.16
Diluted	$0.05	$0.06	$0.07	$0.15

Shares used in calculation of net income per share:
Basic	15,642,000	15,134,000	15,503,000	15,130,000
Diluted	16,977,000	15,972,000	16,869,000	15,666,000

Selected Balance Sheet Data

(Unaudited)

	September 30, 2010	December 31, 2009
Cash and cash equivalents	$10,057,000	$8,797,000
Short-term investments	2,500,000	4,400,000
Working capital	12,345,000	10,716,000
Total assets	20,173,000	17,839,000
Total liabilities	6,536,000	6,154,000
Shareholders’ equity	13,637,000	11,685,000

####